Exhibit 99.2

August 20, 2014

To the Board of Directors
Zoom Technologies, Inc.
c/o Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105

Gentlemen:

I hereby resign, effective immediately, as member of the Board of Directors, Chief Financial Officer and Secretary of Zoom Technologies, Inc. (the "Company") and any other positions I hold in the Company or its subsidiaries.

Please note that my resignation is not as a result of any disagreement with the Company on any matter relating to the Company's application of financial reporting and accounting standards.

Sincerely yours,

/s/ Patrick Wong_____________
Patrick Wong